                                                                   Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of Summit Financial Group, Inc. and Subsidiaries of our report, dated February 28, 2011, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appears in the Annual Report on Form 10-K of Summit Financial Group, Inc. and Subsidiary, for the year ended December 31, 2010.

We also consent to the reference of our Firm under the caption “Experts” in the prospectus, which is part of this registration statement.

                          ARNETT  & FOSTER, P.L.L.C.

                                                     /s/  Arnett & Foster, P.L.L.C.

Charleston, West Virginia
July 19, 2011

Innovation With Results

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304/346-0441 • 800/642-3601
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